UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 23, 2015

TIPTREE FINANCIAL INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2015, the board of directors of Tiptree Financial Inc. (“Tiptree”) appointed each of Geoffrey Kauffman and Jonathan Ilany as Co-Chief Executive Officers. Messrs. Kauffman and Ilany continue to serve as members of the board of directors of Tiptree. Michael Barnes remains Tiptree’s Executive Chairman.
Tiptree continues to be managed by a management Executive Committee consisting of Messrs. Barnes, Kauffman and Ilany. The Executive Committee is responsible for strategic planning, capital allocation among Tiptree’s business sectors, overseeing M&A activity and risk management. Geoffrey Kauffman is primarily responsible for Tiptree’s insurance businesses and overseeing the daily operations of the finance, accounting and legal functions. Jonathan Ilany is primarily responsible for Tiptree’s asset management, real estate and specialty finance businesses.
Tiptree's Co-Chief Executive Officer and Executive Committee structure reflects the collaborative approach already being taken by Tiptree's executive management in continuing to grow its business and create shareholder value. In addition, Tiptree believes that this structure most effectively capitalizes on the expertise and strengths of each of the members of its executive leadership.
In connection with the change in Mr. Ilany's title, Tiptree and Mr. Ilany entered into an amendment to Mr. Ilany’s Employment Agreement. The Amendment No. 1 to the Employment Agreement is attached as Exhibit 10.1 under Item 9.01 of this Form 8-K and is incorporated herein by reference.
Separately, on February 24, 2015, Richard Claiden informed Tiptree that he was resigning from his position as Chief Financial Officer (“CFO”) of Tiptree, effective February 28, 2015, for personal reasons. Tiptree is pleased that Mr. Claiden has agreed to continue as a part time employee of Tiptree as a consulting senior advisor on accounting and financial reporting matters, on an ongoing basis beginning on March 1, 2015. Tiptree is conducting a search for a successor CFO and has engaged the assistance of a nationally recognized executive search firm. In the interim, Julia Wyatt, our Chief Operating Officer, will oversee our accounting and finance department until a successor CFO is hired.

Item 9.01	Financial Statements and Exhibits.

10.1	Amendment No. 1 to Executive Employment Agreement between Tiptree Asset Management Company, LLC and Jonathan Ilany dated as of February 23, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE FINANCIAL INC.

Date: February 27, 2015	By:	/s/ Neil C. Rifkind
Name: Neil C. Rifkind
Title: Vice President, General Counsel and Secretary